EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-98841 of Westwood Holdings Group, Inc. on Form S-8 of our report dated February 19, 2003, appearing in this Annual Report on Form 10-K of Westwood Holdings Group, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 3, 2003

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